Virgin Galactic Holdings, Inc. Insider Trading Compliance Policy I. Purpose and Scope This Insider Trading Compliance Policy (the “Policy”) is intended to ensure that certain personnel of Virgin Galactic Holdings, Inc. (the “Company”) and its subsidiaries and certain related parties, as specified below, comply with the applicable laws and regulations concerning securities trading, commonly known as “insider trading.” Insider trading and stock tipping, as discussed below, are criminal offenses subject to severe criminal and civil consequences. Any violation of this policy could subject VGH Personnel (as defined below) to disciplinary action, up to and including termination. Appropriate judgment should be exercised in connection with all securities trading. Specific questions regarding this policy or applicable law should be directed to a member of the Company’s legal department identified on Schedule I or their designee (each an “Authorizing Officer”). This Policy applies to all officers, directors and employees of the Company and its subsidiaries and certain consultants of the Company and its subsidiaries specified by the management of the Company (collectively, “VGH Personnel”), as well as such VGH Personnel’s spouse, minor children and any other family member sharing the same household as such VGH Personnel, as well as any other account, trust or entity over which such VGH Personnel makes or influences investment decisions, and whether the securities are held directly or indirectly (collectively, “Related Parties” and, together with VGH Personnel, “Covered Persons”). VGH Personnel will be responsible for compliance with this Policy by their Related Parties. Questions regarding the Policy should be directed to an Authorizing Officer. II. Prohibition on Insider Trading No Covered Person shall purchase or sell any type of security while in possession of material, non-public information relating to the security or the issuer of such security in breach of a duty of trust or confidence, whether the issuer of such security is the Company or any other company. “Material” is a facts and circumstances determination, but a fact is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell or hold a security, or if the fact is likely to have a significant effect on the market price of the security. Material information can be positive or negative. “Non-public” means information that is not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to investors on a non-discriminatory basis. “Securities” include stocks, bonds, notes, debentures, options, warrants and other convertible securities, as well as derivative instruments. “Purchase” and “sale” are defined broadly under the federal securities law. “Purchase” Exhibit 19.1 includes not only the actual purchase of a security, but any contract to purchase or otherwise acquire a security. “Sale” includes not only the actual sale of a security, but any contract to sell or otherwise dispose of a security. These definitions extend to a broad range of transactions, including conventional cash-for-stock transactions, conversions, transfers, gifts, pledging and margin loans, the exercise of stock options, and acquisitions and exercises of warrants or puts, calls or other derivative securities. No VGH Personnel shall directly or indirectly communicate (or “tip”) material, non-public information to anyone outside of the Company (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company other than on a need-to-know basis. III. Blackout Periods and Pre-Clearance Requirement The following procedures have been established, and will be maintained and enforced, by the Company to prevent insider trading. A. Trading Windows and Blackout Periods No VGH Personnel listed on the schedule maintained by an Authorizing Officer and any other VGH Personnel designated from time to time by an Authorizing Officer or Chief Financial Officer as being subject to quarterly blackout periods, including, in each case, any such VGH Personnel’s Related Parties (each a, “Restricted Person”) shall purchase or sell any security of the Company during the period beginning at 11:59 p.m., Eastern time, on the 14th calendar day before the end of any fiscal quarter of the Company and ending upon the completion of the first full trading day after the public release of earnings data for such fiscal quarter or during any other trading suspension period declared by the Company. For example, if the Company’s fourth fiscal quarter ends at 11:59 p.m., Eastern time, on December 31, the corresponding blackout period would begin at 11:59 p.m., Eastern time, on December 17. For the purposes of this Policy, a “trading day” is a day on which national stock exchanges are open for trading. Exceptions to the blackout period policy may be approved only by an Authorizing Officer and, from time to time, the Company, may recommend that certain VGH Personnel suspend trading in the Company’s securities because of developments that have not yet been disclosed to the public. In such circumstance, those affected should not trade in the Company’s securities while the suspension is in effect, and should not disclose to others that the Company has suspended trading. B. Pre-Clearance Requirement All transactions (including gifts) in the Company’s securities made by those VGH Personnel listed on the schedule maintained by an Authorizing Officer and such other VGH Personnel as are designated from time to time by an Authorizing Officer as being subject to this pre- clearance process, including, in each case, any such person’s Related Parties (each, a “Pre- Clearance Person”) must be pre-cleared by an Authorizing Officer. Pre-clearance does not relieve anyone of their responsibility under SEC rules and should not be understood to represent legal advice by the Company that a proposed transaction complies with the law. Accordingly, pre- clearance requests must be made during an open trading window and outside of any blackout period and may not be made while the holder is in possession of any material non-public information. Pre-clearance requests should be made at least two (2) business days in advance of the proposed transaction and be submitted in a form of Pre-Clearance Request designated by an Authorizing Officer. Any such pre-cleared trades must be effected within five (5) business days of receipt of the pre-clearance unless a specific exception has been granted by an Authorizing Officer. A pre-cleared trade (or any portion of a pre-cleared trade) that has not been effected during the five (5) business day period must be pre-cleared again prior to execution. Notwithstanding receipt of pre-clearance, if the Pre-Clearance Person becomes aware of material, non-public information or becomes subject to a blackout period before the transaction is effected, the transaction may not be completed. C. Exceptions The provisions under Section III.A. above do not apply to: • purchases and sales between the Company and a Restricted Person; • exercises of stock options or other equity awards or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations in a manner permitted by the applicable equity award agreement, or vesting of equity-based awards, that, in each case, do not involve a market sale of the Company’s securities (the “cashless exercise” of a Company stock option through a broker-assisted sale to cover tax any withholding obligations incurred in connection with the exercise of stock options or vesting of an equity-based award does involve a market sale of the Company’s securities, and, therefore, would not qualify under this exception); • bona fide gifts, unless the person making the gift knows, or is reckless in not knowing, that the recipient intends to sell the securities while the donor or recipient is in possession of material non-public information about the Company (however, all gifts are subject to pre-clearance under this Policy); • where the Company offers its securities as an investment option in a 401(k) plan, the purchase of such securities through such 401(k) plan through regular payroll deductions; however, the sale of any such securities and the election to transfer funds into or out of, or a loan with respect to amounts invested in, the fund is not an excepted transaction; • periodic contributions to, or the acquisition of Company securities under an “employee stock purchase plan” (within the meaning of the Internal Revenue Code of 1986) maintained by the Company (“ESPP”), in each case, pursuant to the terms and conditions of the applicable plan or the employees’ advance instructions; and • purchases or sales of the Company’s securities made pursuant to a Trading Plan (as defined below) that (i) meets all of the requirements of the affirmative defense provided by Rule 10b5-1 (“Rule 10b5-1”) under the Securities Exchange Act of 1934, as amended, (ii) was pre-cleared in advance pursuant to this Policy and (iii) has not been amended or modified in any respect after such initial pre-clearance without such amendment or modification being pre-cleared in advance pursuant to this Policy. D. Post-Termination Transactions If VGH Personnel are in possession of material, non-public information when their service with the Company ends, that individual and their Related Parties may not trade in the Company’s securities until that information has become public or is no longer material. IV. Additional Prohibited Transactions The Company has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if the persons subject to this Policy engage in certain types of transactions, whether or not unlawful, are not consistent with a long-term investment in the Company or are designed to profit from fluctuations in the price of the Company’s securities. Accordingly, Covered Persons may not engage in activity of the type that is designed to profit from trading (versus investing) activity or that is designed to profit from or hedge against decreases in the value of the Company’s securities, and the following transactions are prohibited under this Policy: • “short sales”; • trading activity designed to profit from fluctuations in the price of these securities, such as “day trading” and arbitrage trading; • hedging transactions; • transactions in puts, calls or other derivative securities or any instruments designed to increase in value as a result of, or hedge or offset any decrease in, the market value of the Company’s securities; and • purchases of the Company’s securities on margin and pledging the Company’s securities as collateral for a loan, or placing the Company’s securities in a margin account. Nothing in this Policy is intended to limit the ability of a venture capital partnership or other similar entity with which a director is affiliated to distribute Company securities to its partners, members or other similar persons. It is the responsibility of each affected director and the affiliated entity, in consultation with their own counsel (as appropriate), to determine the timing of any distributions, based on all relevant facts and circumstances and applicable securities laws. V. Rule 10b5-1 Trading Plans A. Entering Into Trading Plans

The trading restrictions set forth in this Policy, other than those transactions described under Section IV, “Additional Prohibited Transactions,” do not apply to transactions under a previously established contract, plan or instruction to trade in the Company’s securities entered into in accordance with Rule 10b5-1 (a “Trading Plan”) that: • has been pre-cleared by an Authorizing Officer, or, in the case of Trading Plans established by an Authorizing Officer, the Chief Executive Officer or his or her designee; • includes a “Cooling Off Period” for o Section 16 reporting persons that extends to the later of 90 days after adoption or modification of a Trading Plan or two business days after filing the Form 10-K or Form 10-Q covering the fiscal quarter in which the Trading Plan was adopted, up to a maximum of 120 days; and o employees and any other persons, other than the Company, that extends 30 days after adoption or modification of a Trading Plan; • for Section 16 reporting persons, includes a representation in the Trading Plan that the Section 16 reporting person is (1) not aware of any material non-public information about the Company or its securities; and (2) adopting the Trading Plan in good faith and not as part of a plan or scheme to evade Rule 10b-5; • has been entered into in good faith at a time when the individual was not in possession of material non-public information about the Company and not otherwise in a blackout period, and the person who entered into the Trading Plan has acted in good faith with respect to the Trading Plan; • either (a) specifies the amounts, prices, and dates of all transactions under the Trading Plan; or (b) provides a written formula, algorithm, or computer program for determining the amount, price, and date of the transactions, and (c) prohibits the individual from exercising any subsequent influence over the transactions; and • complies with all other applicable requirements of Rule 10b5-1. An Authorizing Officer may impose such other conditions on the implementation and operation of the Trading Plan as such Authorizing Officer deems necessary or advisable. Individuals may not adopt more than one Trading Plan at a time except under the limited circumstances permitted by Rule 10b5-1 and subject to pre-clearance by an Authorizing Officer. B. Revocation and Modifications to Trading Plans Revocation of Trading Plans should occur only in unusual circumstances. Effectiveness of any revocation or modification of a Trading Plan will be subject to the prior review and approval of an Authorizing Officer. Revocation is effected upon written notice to the broker. A person acting in good faith may modify a prior Trading Plan so long as such modifications are made at a time when the Trading Plan participant does not possess material, non- public information and, as applicable, outside of a quarterly or other Company-imposed trading blackout period. Modifications to a Trading Plan are subject to pre-clearance by an Authorizing Officer, and modifications to the Trading Plan that change the amount, price, or timing of purchases or sales of the securities underlying the Trading Plan will trigger a new Cooling Off Period (as described above). Under certain circumstances, a Trading Plan must be revoked. This may include circumstances such as the announcement of a merger or the occurrence of an event that would cause the transaction either to violate the law or to have an adverse effect on the Company. The Authorizing Officers and the administrator of the Company’s stock plans are authorized to notify the broker in such circumstances, thereby insulating the insider in the event of revocation. C. Reporting Requirements Trades made by a Section 16 reporting person under a Trading Plan must be promptly reported to the Company to permit timely filing of a Section 16 filing. Such reporting should include the identity of the reporting person, the type of transaction, the date of the transaction, the number of shares involved and the purchase or sale price. However, the ultimate responsibility, and liability, for timely filing remains with the Section 16 reporting person. The Section 16 filing must indicate that the transaction was made pursuant to a Trading Plan. Trading Plans do not exempt individuals from complying with Section 16 short- swing profit rules or liability. D. Public Disclosure The Company reserves the right to publicly disclose, announce or respond to inquiries from the media regarding adoption, modification, or termination of a Trading Plan and non-Rule 10b5-1 trading arrangements, or the execution of transactions made under a Trading Plan. E. Limitation on Liability None of the Company, the Authorizing Officers, the Company’s other employees or any other person will have any liability for any delay in reviewing, or refusal of, a Trading Plan submitted pursuant to this Section V or a request for pre-clearance submitted pursuant to Section III of this Policy. Notwithstanding any review of a Trading Plan pursuant to this Section V or pre- clearance of a transaction pursuant to Section III of this Policy, none of the Company, the Authorizing Officers, the Company’s other employees or any other person assumes any liability for the legality or consequences of such Trading Plan or transaction to the person engaging in or adopting such Trading Plan or transaction. VI. Employee Stock Purchase Plans The trading prohibitions and restrictions set forth in this Policy do not apply to periodic contributions to, or the acquisition of Company securities under, an ESPP, in each case, pursuant to the terms and conditions of the applicable plan or the employees’ advance instructions. Notwithstanding the foregoing, no Covered Person may initiate or alter his or her instructions regarding the purchase or sale of Company securities in the ESPP: (i) while aware of material non- public information; and (ii) in the case of Restricted Persons, (a) prior to being pre-cleared in accordance with this Policy (to the extent such person is also a Pre-Clearance Person) and (b) while any applicable trading window is closed or special blackout period applicable to such person is in effect (provided, however, that with respect to subclause (b) any such initiation or alteration may be made solely to the extent effective following the expiration of such closed trading window and/or special blackout period). VII. Liability for Insider Trading Violations for insider trading can include liability for both the violator as well as the Company, including: civil injunctions; damage awards to private plaintiffs; disgorgement of all profits; civil fines; criminal fines; jail sentences. In addition, insider trading could result in serious sanctions by the Company, including dismissal of service. VIII. Certification of Compliance All directors, officers, employees and others subject to this Policy may be asked periodically to certify their compliance with the terms and provisions of this Policy. * * * * * Effective Date: March 16, 2023

Schedule I Authorizing Officers • Chief Legal Officer/General Counsel